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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PHILLIPS-VAN HEUSEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHILLIPS-VAN HEUSEN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at The Graduate Center—City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Tuesday, June 14, 2005, at 10:00 a.m., for the following purposes:

  (1)
  to elect 11 directors of the Company to serve for a term of one year;

  (2)
  to consider and act upon a proposal to approve the Company's Performance Incentive Bonus Plan;

  (3)
  to consider and act upon a proposal to approve the Company's Long-Term Incentive Plan;

  (4)
  to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

  (5)
  to consider and act upon such other matters as may properly come before the meeting.

        Only stockholders of record at the close of business on April 20, 2005 are entitled to vote at the meeting.

        Attendance at the meeting will be limited to holders of record of the Company's Common Stock and its Series B Convertible Preferred Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted to the meeting.

        You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,
MARK D. FISCHER Secretary
New York, New York May 2, 2005

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING INFORMATION	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
ELECTION OF DIRECTORS	5
Directors	5
Committees and Meetings	7
Other Corporate Governance Policies	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Option Grants in Last Fiscal Year	11
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	11
Long-Term Incentive Plans—Awards in Last Fiscal Year	12
Pension Plan Table	13
COMPENSATION OF DIRECTORS	14
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	14
Bruce Klatsky	14
Mark Weber and Emanuel Chirico	15
Senior Executive Group	16
Other Arrangements	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	18
Compensation Committee Purpose and Function	18
Compensation Objectives	18
Compensation Procedure and Philosophy	18
Stock Ownership	21
PERFORMANCE GRAPH	22
AUDIT COMMITTEE REPORT	23
APPROVAL OF PERFORMANCE INCENTIVE BONUS PLAN	24
Introduction and Board Recommendation	24
Nature and Purposes of Bonus Plan	24
Duration and Modification	24
Administration of the Performance Incentive Bonus Plan	24
Determination of Participation, Performance Objectives and Bonuses	24
Payment of Bonuses	25
Federal Income Tax Consequences of the Payment of Bonuses	25
Benefits to be Received Upon Approval	25

i

APPROVAL OF LONG-TERM INCENTIVE PLAN	26
Introduction and Board Recommendation	26
Nature and Purposes of the Long-Term Incentive Plan	26
Duration and Modification	26
Administration of the Long-Term Incentive Plan	26
Determination of Participation, Performance Objectives and Awards	26
Payment of Awards	27
Federal Income Tax Consequences of the Payment Awards	27
Benefits to be Received Upon Approval	27
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	28
SELECTION OF AUDITORS	28
Fees Paid to Auditors	29
SUBMISSION OF STOCKHOLDER PROPOSALS	30
MISCELLANEOUS	30
EXHIBIT A—Performance Incentive Bonus Plan	A-1
EXHIBIT B—Long Term Incentive Plan	B-1

ii

PHILLIPS-VAN HEUSEN CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
June 14, 2005

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at The Graduate Center—City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Tuesday, June 14, 2005, at 10:00 a.m., and at any adjournments thereof.

        The principal executive offices of the Company are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 2, 2005.

VOTING INFORMATION

        Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under existing New York Stock Exchange rules, brokers do not have discretionary voting power with respect to the proposal to approve the Performance Incentive Bonus Plan (the "New Bonus Plan") and the Long-Term Incentive Plan (the "New LTIP" and, together with the Bonus Plan, the "New Plans").

        Common stockholders of record at the close of business on April 20, 2005 will be entitled to one vote for each share of the Company's Common Stock (the "Common Stock") then held. There were outstanding on such date 33,504,388 shares of Common Stock. Holders of record of the Company's Series B Convertible Preferred Stock (the "Series B Stock") at the close of business on April 20, 2005 will be entitled to one vote for each share of Common Stock into which their shares of Series B Stock are convertible as of the record date. As of such date, there were 10,000 shares of Series B Stock outstanding that were convertible into 18,910,436 shares of Common Stock. The Common Stock and the Series B Stock are the only outstanding classes of voting stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 20, 2005. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Apax affiliates(1)	18,910,436	36.1
Earnest Partners, LLC(2) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	4,905,748	14.6
Vaneton International, Inc.(3) P.O. Box 3340 Road Town Tortola, British Virgin Islands	4,480,501	13.4
Dimensional Fund Advisors Inc.(4) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,380,600	7.1
AXA(5)	2,100,232	6.3

(1)
Apax Managers, Inc., 445 Park Avenue, New York, New York 10022, Apax Partners Europe Managers Limited, 15 Portland Place, London, England, W1B 1PT and Apax Europe V GP Co. Limited, 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands, may be deemed to own beneficially an aggregate of 18,910,436 shares (36.1%) of the outstanding Common Stock (the "Apax shares"). The Apax shares consist solely of the shares of Common Stock issuable upon the conversion of shares of Series B Stock. Of the Apax shares, Apax Partners Europe Managers Limited and its affiliate Apax Europe V GP Co. Limited, may be deemed to own beneficially an aggregate of 14,624,071 shares (30.4%) of the outstanding Common Stock, issuable upon conversion of 7,733.3 shares of Series B Stock acquired by certain private equity funds. Apax Partners Europe Managers Limited is the discretionary investment manager and Apax Europe V GP Co. Limited is the general partner of the general partner of those funds. Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited have shared voting and dispositive power over such shares. Of the Apax shares, Apax Managers, Inc. may be deemed to own beneficially an aggregate of 4,286,365 shares (11.3%) of the outstanding Common Stock, issuable upon conversion of 2,266.7 shares of Series B Stock acquired by certain private equity funds. Apax Managers, Inc. is the general partner of the general partner of those funds. Information as to the shares of Common Stock beneficially owned by Apax Partners Europe Managers Limited, Apax Europe V GP Co. Limited and Apax Managers, Inc. is as of April 20, 2005, based upon a Schedule 13D dated February 21, 2003 and filed with the Securities and Exchange Commission (the "SEC") and the Company's records.

(2)
Earnest Partners, LLC, a registered investment adviser, may be deemed to be the beneficial owner of 4,905,748 shares of Common Stock, including 2,895,750 shares with respect to which it has sole voting power, 1,117,698 shares with respect to which it has shared voting power and as to all 4,905,748 of which it has sole dispositive power. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Earnest Partners, LLC (other than percentage ownership) is as of December 31, 2004, as set forth in a Schedule 13D dated January 10, 2005 and filed with the SEC.

(3)
Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 4,480,501 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee (other than percentage ownership) is as of March 21, 2005, as set forth in a Form 4 dated March 21, 2005 and filed with the SEC.

(Footnotes continue on following page)

(Footnotes continued from previous page)

(4)
Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Dimensional (other than percentage ownership) is as of December 31, 2004, as set forth in a Schedule 13G dated February 9, 2005 and filed with the SEC.

(5)
AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle each of 26 Rue Drouot 75009 Paris, France (collectively, "Mutuelles AXA"), control AXA, 25 Avenue Mignon, 75008 Paris, France. AXA owns AXA Rosenberg Investment Management, LLC ("AXA Rosenberg") and AXA Financial, Inc. ("AXA Financial"), 1290 Avenue of the Americas, New York, New York 10104. AXA Financial owns Alliance Capital Management L.P. ("Alliance Capital"), a registered investment adviser. AXA Rosenberg may be deemed to have sole voting power over 620,800 shares of Common Stock and sole dispositive power over 1,403,000 shares of Common Stock. Alliance Capital may be deemed to have sole voting power over 593,150 shares of Common Stock, shared voting power over 11,300 shares of Common Stock and sole dispositive power over 697,232 shares of Common Stock. As the parent holding company of Alliance Capital, AXA Financial may be deemed to own the shares of Common Stock owned beneficially by Alliance Capital. AXA, as parent holding company of AXA Financial and AXA Rosenberg, and Mutuelles AXA, as a group, acting as a parent holding company of AXA, may be deemed to own the shares of Common Stock owned beneficially by Alliance Capital and the shares owned beneficially by AXA Rosenberg. Information as to the shares of Common Stock that may be deemed to be owned beneficially by each of Mutuelles AXA, AXA and AXA Financial (other than percentage ownership) is as of December 31, 2004, as set forth in a Schedule 13G dated February 14, 2005 and filed with the SEC.

        The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all of the directors, nominees for director and executive officers of the Company as a group as of April 20, 2005. Except as otherwise indicated below, each of the directors, nominees for director and executive officers has sole voting and investment power with respect to the shares listed as owned by him.

Name	Amount Beneficially Owned(1)	Percent of Class
Emanuel Chirico(2)	285,339	*
Edward H. Cohen	50,698	*
Francis K. Duane	144,167	*
Joseph B. Fuller	47,827	*
Joel H. Goldberg	37,500	*
Marc Grosman	38,500	*
Bruce J. Klatsky	554,290	1.6
David A. Landau(3)	—	—
Harry N.S. Lee(4)	45,698	*
Bruce Maggin	73,584	*
Henry Nasella(3)	—	—
Christian Näther(3)	—	—
Rita N. Rodriguez	—	—
Allen E. Sirkin	245,807	*
Peter J. Solomon	63,751	*
Mark Weber	497,019	1.5
All directors, nominees for director and executive officers as a group (17 persons)	2,186,680	6.1

*
Less than 1% of class.

(1)
The figures in the table are based upon information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held for the executive officers in the Master Trust for

(Footnotes continue on following page)

(Footnotes continued from previous page)

  the PVH Stock Fund. The PVH Stock Fund is one of the investment options under the Company's Associates Investment Plans (the "AIPs"), which are employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. Participants in the AIPs who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held in the Master Trust for the PVH Stock Fund only with respect to tender or exchange offers subject to Section 13(e) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and matters which, if approved or disapproved, would result in a change in control of the Company (as defined in the AIPs). The committee that administers the AIP (the "AIP Committee") has the right to vote such shares for all other matters. These participants also have the right, subject to certain limitations, to receive a distribution of shares of Common Stock held for their benefit in the Master Trust, but the AIP Committee makes all other decisions regarding the disposition of Common Stock held in the Master Trust.

(2)
Mr. Chirico's figure does not include the 1,064,601 shares of Common Stock (3.2%) held in the Master Trust for the PVH Stock Fund as of March 31, 2005 for all participants in the AIPs who invest in the PVH Stock Fund. Mr. Chirico is a member of the AIP Committee, which has the power, under most circumstances, to vote and dispose of the shares held in the Master Trust.

(3)
David A. Landau is a partner, Henry Nasella is a venture partner and Christian Näther is a partner of Apax Partners. Apax Managers, Inc., Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited, affiliates of Apax Partners, together beneficially own shares of the Series B Stock that are currently convertible into 18,910,436 shares of Common Stock (36.1%). See Note 1 to the prior table. Messrs. Landau and Nasella will be resigning as partners of Apax Partners no later than the date of the meeting.

(4)
Harry N.S. Lee is an indirect minority shareholder of Vaneton International, Inc., which beneficially owns 4,480,501 shares of Common Stock (13.4%). See Note 2 to the prior table.

        The figures in the foregoing table include 190 shares held by Mr. Klatsky's child, as to which Mr. Klatsky has disclaimed beneficial ownership, 12,000 shares held by Mr. Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

        The foregoing table also includes shares which the following directors, nominees for director and executive officers have the right to acquire within 60 days of April 20, 2005 upon the exercise of options granted under the Company's stock option plans: Emanuel Chirico, 280,000 shares; Edward H. Cohen, 44,698 shares; Francis K. Duane, 144,167 shares; Joseph B. Fuller, 41,309 shares; Joel Goldberg, 37,500 shares; Marc Grosman, 37,500 shares; Bruce J. Klatsky, 554,100 shares; Harry N.S. Lee, 44,698 shares; Bruce Maggin, 41,309 shares; Allen E. Sirkin, 242,500 shares; Peter J. Solomon, 41,309 shares; Mark Weber, 461,250 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 2,062,840 shares.

ELECTION OF DIRECTORS

Directors

        The Board of Directors currently consists of 12 members, nine of whom were elected by the holders of the Common Stock and Series B Stock voting together and three of whom were elected solely by the holders of the Series B Stock (the "Series B Directors"). Mr. Peter J. Solomon, one of the current directors elected by the holders of the Common Stock and Series B Stock, has not been nominated for re-election and, as a result, will be retiring at the end of his term. The Board of Directors has established 14 as the number of directors constituting the entire Board. The Nominating & Governance Committee of the Board has recommended to the Board, and the Board has approved, the nomination of Dr. Rita N. Rodriguez, Mr. Emanuel Chirico and Mr. Henry Nasella to fill the three vacancies. Mr. Nasella currently serves as a Series B Director, having been elected as such by the holders of the Series B Stock. Mr. Nasella, a Venture Partner of Apax Partners, will be resigning from Apax Partners no later than the date of the meeting and will not be re-elected as a Series B Director. Dr. Rodriguez was recommended to the Nominating & Governance Committee by a non-management director who is a member of the Committee.

        All members of the Board of Directors, other than the Series B Directors, are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director, other than Dr. Rodriguez, Mr. Chirico and Mr. Nasella, have previously been elected directors of the Company by the stockholders.

        The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except as described below with respect to the Series B Directors, and in "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" with respect to Mr. Klatsky.

        The Board of Directors recommends a vote FOR the election of the 11 nominees named below. Proxies received in response to this solicitation will be voted FOR the election of the nominees unless otherwise specified in a proxy.

Name	Principal Occupation	Age	Year Became a Director
Emanuel Chirico	Executive Vice President and Chief Financial Officer of the Company	47	—
Edward H. Cohen	Counsel to Katten Muchin Rosenman LLP, a law firm	66	1987
Joseph B. Fuller	Chief Executive Officer of Monitor Company, a management consulting firm	48	1991
Joel H. Goldberg	President of Career Consultants, Inc., a management consulting firm	61	1997
Marc Grosman	Chief Executive Officer of Marc Laurent SA, the owner of a chain of European apparel stores which trade under the name CELIO	50	1997
Bruce J. Klatsky	Chairman and Chief Executive Officer of the Company	56	1985
Harry N.S. Lee	Managing Director of TAL Apparel Limited, an apparel manufacturer and exporter based in Hong Kong	62	1995

Name	Principal Occupation	Age	Year Became a Director
Bruce Maggin	Principal of The H.A.M. Media Group, LLC, a media investment company	62	1987
Henry Nasella	Venture Partner of Apax Partners, an international private equity investment group	57	2003
Rita M. Rodriguez	Senior Fellow, Woodstock Theological Center at Georgetown University	62	—
Mark Weber	President and Chief Operating Officer of the Company	56	1998

  Series B Directors

        Pursuant to the Certificate of Designations, Preferences and Rights of the Series B Stock, the holders of such stock have the right to elect separately as a class up to three directors to the Company's Board of Directors. In addition to Mr. Nasella, the following individuals are currently serving as the Series B Directors, although Mr. Landau will also resign from Apax Partners no later than the date of the meeting and will not be re-elected as a Series B Director:

Name	Principal Occupation	Age	Year Became a Director
David A. Landau	Partner of Apax Partners, an international private equity investment group, and head of its U.S. Consumer/Retail Group	38	2003
Christian Näther	Partner of Apax Partners, an international private equity investment group	38	2003

        Apax Partners has indicated that Mr. Näther will continue as a Series B Director after the meeting but has not, as of the date of this Proxy Statement, identified the persons who will replace Messrs. Landau and Nasella as Series B Directors.

  Other Director

        The following director has not been nominated for re-election and, as a result, will be retiring as of the date of the meeting:

Name	Principal Occupation	Age	Year Became a Director
Peter J. Solomon	Chairman of Peter J. Solomon Company L.P., an investment banking firm	66	1987

        Mr. Chirico is also a director of Dick's Sporting Goods, Inc. Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Gilman & Ciocia, Inc., Levcor International, Inc. and Merrimac Industries, Inc. Dr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc. Mr. Grosman is also a director of Altadis. Mr. Maggin is also a director of Central European Media Enterprises, Ltd. Dr. Rodriguez is also a director of ENSCO

International Incorporated and Affiliated Managers Group, Inc. Mr. Solomon is also a director of Monro Muffler Brake, Inc.

        Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Cohen, who was a partner in the law firm of Rosenman & Colin LLP until its February 1, 2002 merger with Katten Muchin Zavis, at which time he retired and became counsel to the merged firm, Katten Muchin Zavis Rosenman, which has since been renamed Katten Muchin Rosenman LLP; Mr. Maggin, who from 1999 until 2002 was also the Chief Executive Officer of TDN, Inc. (d/b/a at TV Media, Inc.), a marketer of interactive television advertising; Mr. Nasella, who was Chairman of Online Retail Partners, Inc., a venture capital and information technology services company, from 1999 until 2001; Mr. Näther, who was a partner of McKinsey & Company, a management consulting firm, from 1993 to 2001; and Dr. Rodriguez who has also been self-employed in the field of international finance since 1999 and was a full-time member of the Board of Directors of the Export-Import Bank of the United States from 1982 to 1999.

        The Board of Directors has determined the independence (or lack thereof) of each of the Company's directors and nominees for director and, as a result thereof, concluded that a majority of its directors are independent, as required under the rules of the New York Stock Exchange. The Company's Common Stock is listed for trading on the New York Stock Exchange. Specifically, the Board determined that Dr. Rodriguez and each of Messrs. Cohen, Fuller, Grosman, Landau, Maggin, Nasella, Näther and Solomon are independent under Section 303A(2) of the New York Stock Exchange rules. In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A(2)(b) of the New York Stock Exchange rules with the Company which disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other, and (iii) the factors suggested in the New York Stock Exchange's Commentary to Section 303A(2), such as a commercial, consulting and other relationship, or other interactions with management that do not meet the absolute thresholds under Section 303A(2) or Item 404(a) or 404(b) but which, nonetheless, could reflect upon a director's independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A(2)(b), the Board considered the materiality of the transaction or relationship to each of the director, the director's business organization and the Company and whether the relationship between (i) the director's business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director's business judgment.

        No family relationship exists between any director or executive officer of the Company.

Committees and Meetings

        The Company's Corporate Governance Guidelines provide that each member of the Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone, all meetings of the Board and of any committees of which they are a member as well as the annual meeting of stockholders. Ten of the 12 members of the Board attended the 2004 Annual Meeting of Stockholders.

        During the fiscal year ended January 30, 2005, there were six meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served held during the fiscal year, other than Mr. Näther who attended four of the six meetings he could have attended.

        The non-management directors meet regularly in executive sessions or in separate meetings without management or the management directors, and the independent directors meet at least once a year without the non-independent directors. Mr. Landau presides at the executive sessions of the non-management directors.

        The Board of Directors of the Company has a standing Audit Committee, a standing Compensation Committee and a standing Nominating & Governance Committee. Pursuant to an Investors Rights Agreement between the Company and the holders of the Series B Stock, the Series B Stockholders have the right to designate a Series B Director for each such committee, subject to applicable law, rule and regulation. The Board has determined that the Series B Directors do not satisfy the independence requirements under New York Stock Exchange rules for service on the Audit Committee.

  Audit Committee

        The Audit Committee is currently composed of Messrs. Cohen, Maggin and Grosman. Prior to the 2004 Annual Meeting of Stockholders, Mr. Nasella satisfied the independence requirements for audit committee service that were then in effect and was a member of the Committee. Mr. Solomon replaced Mr. Nasella on the Committee effective June 15,

2004 through April 21, 2005, at which time Mr. Grosman replaced Mr. Solomon. Each of Messrs. Cohen, Maggin and Grosman has been (and Mr. Solomon had been) determined by the Board to be independent for purposes of audit committee service under the New York Stock Exchange's listing standards. Mr. Maggin, the Chairman of the Committee, has been determined by the Board to be an "audit committee financial expert", as defined in Item 401 of Regulation S-K under the Exchange Act, and "independent", as used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available without charge on the Company's website (www.pvh.com) or by requesting a copy from the Company's Secretary at the address listed on the last page of this Proxy Statement. Pursuant to its charter, the Committee is charged with providing assistance to the Board of Directors in fulfilling the Board's oversight functions relating to the quality and integrity of the Company's financial reports, monitoring the Company's financial reporting process and internal audit function, monitoring the outside auditing firm's qualifications, independence and performance and performing such other activities consistent with its charter and the Company's By-laws as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.

        The Audit Committee held eight meetings during the fiscal year ended January 30, 2005.

  Compensation Committee

        The Compensation Committee is currently composed of Messrs. Grosman and Landau. The Board of Directors has adopted a written charter for the Compensation Committee, which is available free of charge on the Company's website (www.pvh.com) or by requesting a copy from the Company's Secretary at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 Annual Meeting). All Committee members must be independent under the rules of the New York Stock Exchange, must qualify as "outside" directors under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and as "non-employee" directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements. The Committee, is charged with discharging the Board of Director's responsibilities relating to the compensation of the Company's Chief Executive Officers and all of the Company's other "executive officers" as defined under New York Stock Exchange rules and covers both "executive officers" and "officers" under the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and is responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for each annual meeting of stockholders.

        The Compensation Committee held three meetings during the fiscal year ended January 30, 2005.

  Nominating & Governance Committee

        The Nominating & Governance Committee currently consists of Messrs. Fuller, Grosman and Landau. The Board of Directors has adopted a written charter for the Committee, which is available without charge on the Company's website (www.pvh.com) or by requesting a copy from the Company's Secretary at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 annual meeting), all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement.

        Pursuant to the charter, the Nominating & Governance Committee is charged with (1) assisting the Board of Directors by identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders (other than the designees of the Series B Stockholders), (2) recommending to the Board Corporate Governance Guidelines applicable to the Company, (3) overseeing the annual evaluation of the Board and management and (4) recommending to the Board director nominees for each committee.

        The Nominating & Governance Committee of the Company's Board of Directors will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

        The Nominating & Governance Committee seeks and evaluates individuals qualified to become Board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Company's Board, as the members deem appropriate.

        In 2004, the Company paid fees to Egon Zehnder International Inc., an executive search firm, to assist the Committee in identifying potential candidates to fill vacancies on the Board.

        The Nominating & Governance Committee held two meetings during the fiscal year ended January 30, 2005.

Other Corporate Governance Policies

  Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines applicable to the Company. The Nominating & Governance Committee reviews the Guidelines to determine whether to recommend changes to the Board to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including director qualifications and responsibilities, Board committees and their charters, director independence, director access to management, director compensation, director orientation and education, evaluation of the Chief Executive Officer, management development and succession planning and annual performance evaluations for the Board. The Guidelines are available on the Company's website at www.pvh.com. Stockholders may also contact the Secretary of the Company at the address listed on the last page of this Proxy Statement to obtain a copy of the Guidelines without charge.

  Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics for its directors, officers and employees. The Code is posted on the Company's website, www.pvh.com. Stockholders may also contact the Secretary of the Company at the address listed on the last page of this Proxy Statement to obtain a copy of the Code without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended January 30, 2005.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended January 30, 2005, February 1, 2004 and February 2, 2005 (fiscal 2004, 2003 and 2002, respectively).

					Long-Term Compensation
					Awards	Payouts
		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Options (#)	LTIP Payouts ($)	All Other Compensation(1) ($)
Emanuel Chirico Executive Vice President and CFO, Phillips-Van Heusen Corporation	2004 2003 2002	800,000 800,000 600,000	1,080,000 800,744 844,740	(2)	120,000 40,000 40,000	810,240 792,358 —	71,768 72,678 42,236
Francis K. Duane Vice Chairman, Sportswear Phillips-Van Heusen Corporation	2004 2003 2002	700,000 700,000 600,000	840,000 596,260 600,000		60,000 30,000 30,000	— — —	50,543 17,905 43,144
Bruce J. Klatsky Chairman and CEO, Phillips-Van Heusen Corporation	2004 2003 2002	1,200,000 1,200,000 1,000,000	2,270,040 1,847,561 2,152,600	(2)	1,750,000 150,000 150,000	1,887,360 1,925,680 —	131,651 141,434 132,932
Allen E. Sirkin Vice Chairman, Dress Shirts, Phillips-Van Heusen Corporation	2004 2003 2002	750,000 750,000 750,000	900,000 750,000 750,000		60,000 30,000 30,000	— — —	56,655 56,655 34,155
Mark Weber President and COO, Phillips-Van Heusen Corporation	2004 2003 2002	1,000,000 1,000,000 800,000	1,350,000 1,098,316 1,126,320	(2)	150,000 75,000 75,000	1,012,800 990,448	117,020 155,934 131,446

(1)
All Other Compensation includes payments or contributions required by the AIPs and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefits Plan.

Under the AIPs, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 7% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 25% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15%, including deductions for contributions to the AIPs. The Company or its subsidiaries currently contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee. A participant's interest in the amounts arising out of employer contributions currently vest ratably over the first five years of employment (regardless of when participation commences), or, if earlier, at age 65 or upon disability or death. In fiscal 2004, 2003 and 2002, respectively, the Company made contributions which are reflected under this column in the amounts of $60,113, $61,023 and $30,581 for Mr. Chirico; $38,888, $6,250 and $31,489 for Mr. Duane; $119,996, $129,779 and $70,727 for Mr. Klatsky; $45,000, $45,000 and $22,500 for Mr. Sirkin; and $75,142, $81,310 and $44,130 for Mr. Weber.

The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges not covered by the basic medical plan up to a specified annual maximum. The Company incurred $11,655 during each of fiscal 2004, 2003 and 2002, as annual premiums for coverage for each of the Named Executive Officers, which amounts are reflected under this column.

(Footnotes continue on following page)

(Footnotes continued from previous page)

Under the Company's Educational Benefits Plan, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986, except with respect to children who were then covered by the plan. For fiscal 2004, 2003 and 2002, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $0, $0 and $50,550 for Mr. Klatsky; and $30,223, $62,969 and $75,661 for Mr. Weber.

(2)
Includes annual bonus under the Company's Performance Incentive Bonus Plan adopted by stockholders at the 2000 Annual Meeting of Stockholders (the "2000 Bonus Plan") and a special bonus based on, and in recognition of, the gain on the Company's sale in June 2003 of its minority interest in Gant Company AB.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information with respect to grants of stock options to purchase Common Stock awarded to the Named Executive Officers during the fiscal year ended January 30, 2005. All such grants were made pursuant to either the Company's 2003 Stock Option Plan (the "2003 Option Plan"), its 2000 Stock Option Plan (the "2000 Option Plan") or its 1997 Stock Option Plan (the "1997 Option Plan").

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted(1) (#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/sh)	Expiration Date	5% ($)	10% ($)
Emanuel Chirico	120,000	4.2	18.53	4/28/14	1,398,000	3,543,600
Francis K. Duane	60,000	2.1	19.10	4/26/14	814,200	1,826,400
Bruce J. Klatsky	1,750,000	61.9	18.75	4/11/11	20,632,500	52,290,000
Allen E. Sirkin	60,000	2.1	19.10	4/26/14	814,200	1,826,400
Mark Weber	150,000	5.3	18.53	4/28/14	1,747,500	4,429,500

(1)
One-quarter of the options granted to each of the Named Executive Officers, other than Mr. Klatsky, in fiscal 2004 become exercisable on each of the first through fourth anniversaries of the grant date. The options granted to Mr. Klatsky were scheduled to vest April 12, 2010, subject to accelerated vesting if the Common Stock achieved established price averages for 20 consecutive trading days. Accelerated vesting of these options occurred in 50%, 25% and 25% increments on November 5, 2004, November 26, 2004 and February 18, 2005, respectively.

AGGREGATED OPTION EXERCISES IN LAST
. FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table sets forth information with respect to option exercises by the Named Executive Officers during the fiscal year ended January 30, 2005 and the value at January 30, 2005 of unexercised stock options held by the Named Executive Officers.

			Number of Unexercised Options at Fiscal Year-End
				Value of Unexercised Options In-The-Money at Fiscal Year-End(1) Exercisable/Unexercisable ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable (#)
Emanuel Chirico	1,139	7,460	227,500 / 180,000	3,239,838 / 1,632,200
Francis K. Duane	—	—	106,667 / 105,000	1,417,323 / 969,450
Bruce J. Klatsky	1,100,205	13,671,619	662,500 / 906,950	6,466,554 / 5,932,625
Allen E. Sirkin	3,103	20,728	205,000 / 105,000	2,743,175 / 788,041
Mark Weber	2,460	16,433	375,000 / 262,500	5,128,500 / 2,509,125

(1)
Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.

LONG-TERM INCENTIVE PLANS—
AWARDS IN LAST FISCAL YEAR

        The following table sets forth information with respect to the awards made to the Named Executive Officers under the Long-Term Incentive Plan adopted by stockholders at the 2000 Annual Meeting of Stockholders (the "2000 LTIP") during fiscal 2004.

		Estimated Future Payouts Under Non-Stock Price-Based Plan(1)
Name	Performance or Other Period Until Maturation of Payout	Threshold ($)	Plan ($)	Maximum ($)
Mark Weber	2/2/04–2/4/07	500,000	810,000	1,500,000
Emanuel Chirico	2/2/04–2/4/07	400,000	648,000	1,200,000

(1)
Based on base salaries as of January 30, 2005. Actual payouts are based on the base salary in effect on the last day of the performance cycle.

        Awards were made to the Company's Chief Operating Officer and Chief Financial Officer under the 2000 LTIP during fiscal 2004. The payout (which is made in cash) of such awards requires the Company to achieve both earnings growth and improvement in return on equity, as determined by the Compensation Committee, based upon the Company's audited financial statements (excluding special items [both gains and expenses]) over the three-year performance cycle. Payouts, if earned, will be based on a percentage of a participant's base salary in effect on the last day of the performance cycle. The range for the awards made in fiscal 2004 for the Chief Operating Officer and the Chief Financial Officer is 50%-150% of base salary. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. No payouts will be made if the threshold targets are not satisfied. In the event of the death or disability of a participant during a performance cycle, the participant or his estate will receive the payout, if any, which would otherwise have been payable to the participant for the performance cycle, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date with respect to the award or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive the payout.

PENSION PLAN TABLE

        The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $90,000.

	Annual Benefits for Years of Service Indicated Payable as a Life Annuity at Age 65
Career Average Salary
	15	20	25	30	35
$200,000	37,944	49,938	61,740	73,422	85,062
$400,000	82,944	109,938	136,740	163,422	190,062
$600,000	127,944	169,938	211,740	253,422	295,062
$800,000	172,944	229,938	286,740	343,422	400,062
$1,000,000	217,944	289,938	361,740	433,422	505,062
$1,200,000	262,944	349,938	436,740	523,422	610,062
$1,400,000	307,944	409,938	511,740	613,422	715,062
$1,600,000	352,944	469,938	586,740	703,422	820,062
$1,800,000	397,944	529,938	661,740	793,422	925,062
$2,000,000	442,944	589,938	736,740	883,422	1,030,062
$2,200,000	487,944	649,938	811,740	973,422	1,135,062
$2,400,000	532,944	709,938	886,740	1,063,422	1,240,062
$2,600,000	577,944	769,938	961,740	1,153,422	1,345,062
$2,800,000	622,944	829,938	1,036,740	1,243,422	1,450,062
$3,000,000	667,944	889,938	1,111,740	1,333,422	1,555,062
$3,200,000	712,944	949,938	1,186,740	1,423,422	1,660,062
$3,400,000	757,944	1,009,938	1,261,740	1,513,422	1,765,062
$3,600,000	802,944	1,069,938	1,336,740	1,603,422	1,870,062
$3,800,000	847,944	1,129,938	1,411,740	1,693,422	1,975,062
$4,000,000	892,944	1,189,938	1,486,740	1,783,422	2,080,062

        The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-2000 benefits for current salaried employees are based on pre-2000 last five-years average compensation, unless the participant's career average compensation is greater than the last five-years average). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65. Such benefits under the qualified pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are generally payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for Social Security or other offset amounts.

        The credited years of service under the pension plans, as of January 30, 2005, for each of the Named Executive Officers is set forth in the following table.

Name	Credited Years of Service
Emanuel Chirico	10
Francis K. Duane	6
Bruce J. Klatsky	32
Allen E. Sirkin	18
Mark Weber	32

COMPENSATION OF DIRECTORS

        Each director of the Company who is not an employee of the Company or any of its subsidiaries, other than the Series B Directors, receives a fee of $30,000 for his or her services as a director of the Company and $2,000 for each Board of Directors' meeting attended. In addition, each director who is a member of the Audit Committee or the Compensation Committee, other than a Series B Director, receives an additional fee of $2,000 for each committee meeting attended. The Chairmen of the Audit Committee and the Compensation Committee, other than if a Series B Director, also receive an additional retainer of $5,000. Pursuant to the Company's stock option plans, each outside director is entitled to receive, on an annual basis, in the aggregate, non-qualified options to purchase 10,000 shares of Common Stock at the fair market value on the date of grant for his or her services as a director. The Series B Directors do not receive option grants.

        The law firm of Katten Muchin Zavis Rosenman, of which Mr. Cohen is counsel, provided services to the Company during fiscal 2004. The Company expects it will continue to engage such firm during the current fiscal year. Mr. Cohen, who is retired from the full-time practice of law, does not share in the fees that the Company pays to such law firm and his compensation is not based on such fees.

        Dr. Goldberg, Career Consultants Inc. and S&K Associates, Inc. were paid an aggregate of approximately $1,219,509 for management consulting and recruiting services they provided to the Company in fiscal 2004. Dr. Goldberg owns the two companies. The Company is continuing to utilize such services during the current fiscal year.

        The Company purchased approximately $15,295,462 of products and services from TAL Apparel Limited and certain related companies during fiscal 2004. Mr. Lee is a director of TAL Apparel Limited. The Company is continuing to purchase goods from such companies during the current fiscal year.

        The Company engaged Monitor Company in fiscal 2004 to conduct a study with respect to the outlet mall channel of distribution. The fee and costs for this engagement was approximately $139,663. Mr. Fuller, one of the Company's directors, is the President and Chief Executive Officer of Monitor Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Bruce Klatsky

        On April 12, 2004, the Company entered into an Employment Agreement with Mr. Klatsky that provides for the continuation of his employment as Chairman and Chief Executive Officer for a period of six years. On March 3, 2005, the Company and Mr. Klatsky entered into an amendment to the Employment Agreement which provides for him to relinquish the title and responsibilities of Chief Executive Officer effective on the date of the meeting. Mr. Klatsky will continue as an employee of the Company to assist in an orderly transition and will retire as of the end of the current fiscal year. In addition, pursuant to the amendment, Mr. Klatsky was nominated for re-election as a director and will serve as Chairman until the 2006 Annual Meeting of stockholders if re-elected.

        In connection with entering into the agreement and in consideration for the option grant described below, Mr. Klatsky agreed to forego future participation in any long-term incentive compensation plan of the Company, including the receipt of annual stock option grants under the Company's stock option plans and participation in performance cycles under the 2000 LTIP and the New LTIP. Mr. Klatsky has also agreed to certain restrictive covenants governing competitive and other activities during and after employment, including a confidentiality provision, a provision prohibiting Mr. Klatsky from competing against the Company (other than after a change in control) and soliciting its customers and employees and a mutual non-disparagement clause. The agreement provides for continuation of Mr. Klatsky's employment during the term at no less than his current base salary, as well as for his participation in any annual incentive programs of the Company as in effect from time to time for executives.

        As part of the agreement, Mr. Klatsky was granted stock options under the Company's 1997, 2000 and 2003 Option Plans to purchase an aggregate of 1,750,000 shares of Common Stock. The grant was intended to recognize value created for the Company and its stockholders by virtue of the Company's acquisition of Calvin Klein, Inc. and certain related companies in which Mr. Klatsky played a principal role. The options have a seven-year term and have an $18.75 per share exercise price. The options were to vest on the sixth anniversary of the date of the grant but also were subject to accelerated vesting if the Common Stock traded at specified 20-consecutive trading day averages. These trading averages represented price increases of 88%, 109% and 130% from the stock price on the date of the acquisition. These trading averages were achieved in November 2004 with respect to 75% of the shares subject to the option and in February 2005 with respect to the remaining 25%. Upon a termination of Mr. Klatsky's employment (other than for cause), any unexercised portion of the option will remain exercisable for the shorter of three years from the date of termination and the remaining portion of the seven-year option term.

        The employment agreement also provides for certain payments and benefits upon the termination of Mr. Klatsky's employment, which payments are generally provided for under the pre-existing plans and agreements with Mr. Klatsky, as described below, or above under the heading "Executive Compensation." In all instances, Mr. Klatsky would be entitled to his salary and other amounts earned or owing to Mr. Klatsky through his date of termination but not yet paid, including incentive amounts for performance periods that have ended prior to the date of termination, as well as any other payments, entitlements or benefits to which he has rights under the terms of any applicable plans, programs, arrangements or other agreements with the Company. In addition:

  1.
  Upon a termination of Mr. Klatsky's employment by the Company without cause, or by Mr. Klatsky with good reason, his outstanding stock options will vest and remain exercisable for the period applicable to retirees under the applicable option plan, and he will be entitled to receive the severance payment and benefits continuation pursuant to the special Severance Benefit Plan, as described below.

  2.
  If Mr. Klatsky's employment is terminated by reason of his death or disability, any outstanding stock options will vest and remain exercisable for the period applicable to retirees under the applicable option plan, and he and his eligible dependents will continue to be covered under the Company's medical insurance plan.

  3.
  If Mr. Klatsky's employment is terminated by the Company for cause, all obligations to Mr. Klatsky will terminate, other than for the payment of accrued and unpaid amounts and provision of the benefits set forth in the paragraph above and, for 90 days after the date of termination, the unexercised portion of the option grant described above, if any, as of the date of termination, will remain exercisable.

  4.
  Any voluntary resignation by Mr. Klatsky (which does not include a resignation in connection with a termination by the Company for cause) will be deemed to be a retirement and will be treated as a retirement for purposes of any plan, policy, program or arrangement of the Company or any affiliate thereof as to which Mr. Klatsky has any rights. (Mr. Klatsky satisfies the requirements to qualify as a retiree today.) Mr. Klatsky and his wife also are each entitled to continuation of their medical and dental benefits until each reaches age 65 upon Mr. Klatsky's retirement. In addition, upon Mr. Klatsky's retirement, the unexercised portion of the option grant described above as of the retirement date, if any, will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term. All other outstanding options, if any, will vest and will remain exercisable for the period applicable to retirees under the applicable option plan.

  5.
  Upon a change in control all unvested outstanding stock options will vest. A termination of Mr. Klatsky's employment following the change in control (other than a termination by the Company for cause) will be treated as a retirement for purposes of the post-termination exercise period under the applicable option plan. With respect to the option described above, this means that it will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term. With respect to all other options, it means that they will remain exercisable for the period applicable to retirees under the applicable option plan. In addition, if any payments, entitlements or benefits received under the employment agreement or otherwise are subject to the excise tax imposed under the Code on excess parachute payments, an additional payment will be made to restore Mr. Klatsky to the after-tax position that he would have been in if the excise tax had not been imposed.

Mark Weber and Emanuel Chirico

        In connection with Mr. Klatsky's announced retirement, the Company also announced a succession plan. Under this plan, Mr. Weber, President and Chief Operating Officer of the Company, will succeed Mr. Klatsky as Chief Executive Officer, and Mr. Chirico, Executive Vice President and Chief Financial Officer of the Company, will succeed Mr. Weber as President and Chief Operating Officer.

        In connection with the succession plan, the Company entered into new employment agreements with Messrs. Weber and Chirico, each of which is effective on June 14, 2005 in connection with the effectiveness of the succession plan.

        Mr. Weber's employment agreement was entered into as of March 3, 2005 and provides that upon Mr. Klatsky's relinquishment of the title and responsibilities of Chief Executive Officer of the Company, Mr. Weber is to become Chief Executive Officer. Effective as of the date he becomes Chief Executive Officer, Mr. Weber's base salary will increase to $1,100,000 per year.

        Mr. Chirico's employment agreement was entered into as of March 3, 2005 and provides that upon Mr. Klatsky's relinquishment of the title and responsibilities of Chief Executive Officer of the Company, Mr. Chirico is to become President and Chief Operating Officer. Effective as of the date Mr. Chirico becomes President and Chief Operating Officer, his base salary will increase to $900,000 per year.

        The agreements with Messrs. Weber and Chirico provide for annual review of their salary and permit upward adjustments of salary. In addition, the agreements outline Messrs. Weber's and Chirico's rights to severance upon termination of employment. Generally, they are entitled to severance only if their employment is terminated by the Company without "cause" or if they terminate for "good reason" (each as defined in the agreements). In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Weber is entitled to a payment equal to three times his average cash compensation (i.e., base salary and bonus) for the two most recent completed fiscal years of the Company and Mr. Chirico is entitled to two times his average cash compensation (i.e., base salary and bonus) over the same period. All such payments are payable in accordance with the Company's payroll schedule in substantially equal installments (36 for Mr. Weber and 24 for Mr. Chirico). The agreements provide that during the period their severance is paid, certain welfare benefits are continued for each of Mr. Weber and Chirico (and their families, to the extent participating prior to termination for employment), subject to cessation if they obtain replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executives are required to pay the active employee rate, if any, for such welfare benefits during the period severance is paid. Messrs. Weber and Chirico also are entitled to severance upon the termination of their employment by the Company without cause, or by the executive for good reason, within two years after a change in control of the Company (as defined in the agreements). In either such case, the executive will receive a lump sum payment in an amount equal to three times the average annual total cash compensation (i.e., salary, bonus and LTIP) paid to or accrued for him during the two fiscal years preceding the date of termination. In addition, if any payments, entitlements or benefits received by Mr. Weber or Mr. Chirico under his agreement or otherwise are subject to the excise tax on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed. Each of Mr. Weber and Mr. Chirico also receives comparable medical, dental, life and disability insurance coverage for himself and his family for the three years after termination. The agreements also include certain restrictive covenants in favor of the Company, including provisions regarding the use of confidential information, non-competition, non-interference with business relationships and non-solicitation of employees.

        Mr. Chirico's employment agreement also provides for the amendment of his agreement under the Company's capital accumulation program to increase his benefit by $500,000 to $2.0 million. The program is described below.

Senior Executive Group

        The Company has employment agreements with 24 of its senior executives, including Messrs. Chirico, Duane, Sirkin and Weber. These agreements outline the compensation and benefits to be paid to these executives during their employment and permit the Company to both raise and lower salaries. In addition, the agreements outline the executives' rights to severance upon termination of employment. Generally, the executives are entitled to severance only if employment is terminated by the Company without cause (as defined in the agreements), in which case the severed officer is entitled to the greater of two weeks pay for each year of employment with the Company and one year's base salary (18 months' base salary for Mr. Chirico and two years' base salary for Mr. Weber). Mr. Weber is also entitled to two times his average salary and bonus for the prior two years if he terminates his employment because he does not succeed Mr. Klatsky as Chairman and Chief Executive Officer of the Company or if he is required to report to another executive other than Mr. Klatsky. The executives are also only required to pay the active employee rate for medical and dental insurance during the period severance is paid. Additionally, the executives are entitled to severance upon the termination of their employment by the Company without cause (or by the executive for good reason) within two years after a change of control of the Company (as defined in the agreements). In either such case, the officer receives a lump sum payment in an amount equal to two times (three times in the case of Mr. Weber) the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, if any payments, entitlements or benefits received by an executive under his or her agreement are subject to the excise taxes on excess parachute payments, the executive is entitled to an additional payment to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed. The executive also receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a two-year period (three years for Mr. Weber) after termination. The agreements also include certain restrictive covenants in favor of the Company, including agreements regarding the use of confidential information, non-interference with business relationships, non-solicitation of employees and post-termination employment restrictions. As noted above, the Company entered into new employment agreements with Messrs. Weber and Chirico that become effective on the date of the meeting.

Other Arrangements

        The Company has had in effect since 1987 a Special Severance Benefit Plan. Upon the termination of the employment of any participant in the plan within two years after a change in control of the Company (as defined in the Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. If any payments, entitlements or benefits received under the Special Severance Benefit Plan or otherwise are subject to the excise tax imposed under the Code on excess parachute payments, an additional payment will be made to restore the participant to the after-tax position that he or she would have been in if the excise tax had not been imposed. In addition, the participant receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a three-year period after termination. Mr. Klatsky is the only current participant in the Special Severance Benefit Plan. Mr. Klatsky is also entitled to the payments provided for under the Special Severance Benefit Plan if his employment is terminated without cause or by him for good reason under his employment agreement and (i) if he is not continued as the Company's Chief Executive Officer and Chairman of the Board of Directors prior to his retirement as an employee of the Company, except as provided in the amendment to his employment agreement described above, which provides for Mr. Klatsky to relinquish the title and responsibilities of Chief Executive Officer on the date of the meeting, in advance of his retirement at the end of the current fiscal year, (ii) in the event of the appointment by the Board of Directors of an officer or the hiring by the Board of Directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company, (iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, or (iv) upon a termination of the Special Severance Benefit Plan.

        Under the Company's capital accumulation program, the participants are party to individual agreements under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts. The agreements provide that if a participant's employment with the Company is terminated following a change in control of the Company (as defined in such agreements), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the capital accumulation program agreements are forfeited upon a termination of a participant's employment for cause. Further, each participant's rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Klatsky, Weber, Chirico and Sirkin are each parties to an agreement with the Company under the capital accumulation program and the Board has agreed to enter into such an agreement with Mr. Duane. Pursuant to Mr. Klatsky's employment agreement, benefits under his capital accumulation program agreement will also become immediately payable in an undiscounted lump sum upon a termination of his employment (i) by the Company without cause or by Mr. Klatsky for good reason, (ii) upon Mr. Klatsky's retirement, death or disability or (iii) upon a termination of employment following a change in control (as defined in the employment agreement).

        All options that were previously granted under any of the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended January 30, 2005, the members of the Compensation Committee included Marc Grosman and David A. Landau. Mr. Landau is the Series B Director designee to the Committee. There were no interlocks or insider participations as defined in the proxy regulations of the SEC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Purpose and Function

        The Compensation Committee is charged with discharging the Board's responsibilities relating to the compensation of the Chief Executive Officers and all of the Company's other "executive officers". "Executive officers" is defined by the New York Stock Exchange as all "officers" and "executive officers" under Rule 16a-1(f) of the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and is responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for each annual meeting of stockholders.

        The Compensation Committee's membership is determined by the full Board. Pursuant to New York Stock Exchange rules and the Committee's charter, members must be independent. The Committee is currently composed of Messrs. Grosman and Landau. The Committee will expand to no less than three members no later than the 2006 Annual Meeting of Stockholders.

        As anticipated in, and permitted under, the Compensation Committee's charter, the Committee engages a compensation consultant to advise it on all matters related to the compensation of the Chief Executive Officer and the other executive officers and the Company's compensation plans. The same compensation consultant currently being used by the Committee is consulting with the Nominating & Governance Committee on director compensation.

Compensation Objectives

        The Compensation Committee has structured the Company's executive officer compensation program primarily:

          (i)    to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers and to attract new executives when necessary;

          (ii)   to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities;

          (iii)  to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers; and

          (iv)  to be consistent with the Company's high ethical standards.

To meet these goals, the Committee considers both objective and subjective factors in making compensation decisions for individuals and in establishing compensation plans, policies and programs. These factors include, but are not limited to, compensation practices of competitors, relative compensation within the executive group, individual, business unit and corporate performance, seniority, job responsibility, potential for advancement and the recommendations of the top three executive officers, including the Chief Executive Officer.

Compensation Procedure and Philosophy

        Compensation for executive officers has both short-term and long-term components, as well as a benefits component. The short-term components are base salary and annual bonuses, principally under the 2000 Bonus Plan. The long-term components are stock options and, for the top three executive officers, the 2000 LTIP. The 2000 Bonus Plan and 2000 LTIP both expired at the end of fiscal 2004, and stockholders are being asked to approve the New Bonus Plan and the New LTIP recommended by the Board to replace them. The New Plans provide for substantially similar programs as the expired plans they are replacing. In establishing future executive officer compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual incentive plans to meet the needs of changing employment markets and economic, accounting and tax conditions.

        The Company's compensation program does not rely to any significant extent on pension and welfare benefits or perquisites. However, its pension and welfare benefit plans are believed to be generally competitive. The benefits offered to executive officers serve a different purpose than do the other components of compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to executive officers are those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. Perquisites are limited and generally consist of discounts in Company retail stores available to all employees and, in certain cases, a clothing allowance based on discounted prices.

        The Compensation Committee reviews annually the Company's executive officer compensation program, as well as the compensation package of each covered executive. As part of this review, the Committee considers a study compiled by its compensation consultant of compensation packages for an industry peer group and, when appropriate, published compensation benchmark surveys.

        The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team that has been largely responsible for the Company's success. The Compensation Committee targets the compensation levels of its top three executives to approximate the competitive median if the Company achieves its budget plan, to exceed the median and approach the 75th percentile of competitive compensation levels if the plan is exceeded and to be below the competitive median if the budget plan is not attained.

  Base Salaries

        Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer, the performance of their division for operational executives, as well as the other general factors discussed above. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share. Where appropriate, the Committee may also consider non-financial performance measures, including promotion, expansion of responsibilities, execution of special or difficult assignments and a demonstrated commitment to the welfare and dignity of the Company's employees. Finally, the Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Company's Chief Executive Officer and the other executive officers. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Committee; the Committee considers all factors and makes a subjective determination, based upon the experience of its members, the information and analysis provided by its compensation consultant and the recommendations of the Company's top three executive officers, including the Chief Executive Officer.

  Short-Term Incentives

        Performance Incentive Bonus Plan.    Under the 2000 Bonus Plan, the Company's senior executives, including the Named Executive Officers, can receive a bonus based on annual earnings targets for the Company as a whole, in the case of senior corporate executives, including the Chief Executive, Chief Operating and Chief Financial Officers or, in the case of the Vice Chairmen and the other senior divisional executives, annual earnings targets for their respective divisions. The purpose of the 2000 Bonus Plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of overall Company performance or divisional performance, as appropriate. The Compensation Committee established earnings targets for fiscal 2004 for the executive officers, excluding special items (including costs related to the Company's store closing program, refinancing in February 2004 of certain debt, exiting from its wholesale footwear business and the relocation of its footwear operations). The targets were based upon the budget reviewed and approved by the Board for fiscal 2004. The targets provided for the threshold earnings levels (below which no bonus would be paid), target earnings levels, and maximum earnings levels (above which no additional bonus is earned), and the percentage of base salary payable for the achievement of such targets (with achievement of levels between targets equal to a percentage of base salary that is on a straight-line interpolation between the two targets). In accordance with the 2000 Bonus Plan, the amount of each Named Executive Officer's bonus payment for fiscal 2004 was determined by the end of the first quarter of the current fiscal year. Messrs. Klatsky, Weber and Chirico all earned bonuses between the target and maximum levels, and Messrs. Sirkin and Duane earned bonuses at the maximum level for fiscal 2004. These bonuses were paid in the first quarter of the current fiscal year.

        Discretionary Bonuses.    The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. The Committee typically awards discretionary bonuses for undertaking additional duties or accomplishing specific projects or achieving specific benefits for the Company, such as special efforts in connection with a transaction or the disposition on favorable terms of corporate assets. The Committee may also award discretionary bonuses based on other factors. None of the Named Executive Officers received a discretionary bonus in fiscal 2004. The Committee has the authority to place restrictions, such as a vesting period, on any discretionary bonus it awards to an executive officer.

  Long-Term Incentives

        Stock Options.    The Company currently has in effect three stock option plans, the 1997 Option Plan, the 2000 Option Plan and the 2003 Option Plan under which options to purchase Common Stock are granted. In addition, options to purchase Common Stock under the Company's 1987 Stock Option Plan are still outstanding. The Company's option plans are administered by the Compensation Committee in its capacity as the Stock Option Committee under each of the plans. Stock options are designed to align the interests of grantees with those of the stockholders and their value is at-risk. The stock option grants made in fiscal 2004 to participants, including the executive officers, were made under the 1997, 2000 and 2003 Option Plans. Generally options may not be exercised until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of the grant. A special grant made in fiscal 2004 to Mr. Klatsky and described below provided for the options to vest on the sixth anniversary of the grant, subject to accelerated vesting if the Common Stock traded at a 20-trading day average at pre-determined prices. The stock options granted to the executive officers (and other grantees) generally remain exercisable during employment until the tenth anniversary of the date of grant; Mr. Klatsky's special grant provided for expiration seven years from the date of grant. The terms of the grants made in 2004 (other than the special grant to Mr. Klatsky) were consistent with the annual grants made in recent years. The Committee believes that this approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years. The Committee is reviewing the Company's continued use of stock options as a material component of its compensation structure for executive officers, as well as considering changes to its approach, due to the adoption by the Financial Accounting Standards Board of a proposal to expense options, which is currently scheduled to become effective for the Company at the beginning of its 2006 fiscal year. The Committee currently expects that it will continue to make option grants, although the number of options granted, the types of options granted (incentive versus non-qualified) and the number of optionees may change.

        The annual option grants for fiscal 2004 were made in April 2004 to approximately 325 of the key employees of the Company, including the Named Executive Officers other than Mr. Klatsky (for the reasons explained below). Each such individual received a fixed number of shares relative to his or her salary range and position within the Company. Options were granted to the executive officers in an amount such that the value of the award, when combined with base salaries, potential bonuses under the 2000 Bonus Plan and, in the case of the top three executive officers, potential payouts under the 2000 LTIP, would generally provide for compensation consistent with the philosophy described above.

        Long-Term Incentive Plan.    The permissible participants in the 2000 LTIP are the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, although beginning with the performance cycle that began in fiscal 2004, Mr. Klatsky is no longer a participant in the plan for the reasons explained below. The 2000 LTIP provides for the payment of cash awards upon the achievement of goals established by the Compensation Committee at the beginning of each performance cycle. In fiscal 2004, consistent with prior awards, the Committee established goals for the participants which require the Company to achieve both earnings growth and improvement in return on equity over the three-year performance cycle. The goals exclude special items. The targets provide for payouts at threshold, target and maximum percentages of base salary if the target is achieved (with achievement between targets being equal to a percentage of base salary that is on a straight-line interpolation between the two targets). The amount of a participant's payout, if any, is determined by the Committee, by the end of the first quarter of the fiscal year immediately following the end of the performance cycle. See "Executive Compensation—Long-Term Incentive Plans—Awards in Last Fiscal Year." Messrs. Klatsky, Weber and Chirico received payouts between the target and maximum levels in the current fiscal year with respect to the three-year performance cycle ended January 30, 2005.

  Chief Executive Officer Compensation

        The Compensation Committee made decisions about Mr. Klatsky's fiscal 2004 compensation after review with the full Board. The decisions included no increase in base salary or change in his bonus opportunity under the 2000 Bonus Plan, but did include changes to the long-term components of his compensation as and for the reasons explained below.

        Mr. Klatsky received for fiscal 2004 a compensation package (base salary and short- and long-term incentive compensation opportunities) that the Compensation Committee believes is reasonable and competitive and reflected both Mr. Klatsky's and the Company's performance, as well as his 33 year tenure with the Company, including 11 years as Chief Executive Officer and ten years as Chairman. Prior to fiscal 2004, Mr. Klatsky had been receiving base salary, annual stock option grants and, in more recent years, annual bonus and long-term incentive plan opportunities. In April 2004, the Company entered into an employment agreement with Mr. Klatsky. In connection with entering into the agreement, and in consideration of a special option grant, Mr. Klatsky agreed to forego participation in any long-term compensation plan. As a result, Mr. Klatsky did not in fiscal 2004, and will not in the current year, receive an annual grant of stock options. Additionally, he is not a participant in the performance cycle that began in fiscal 2004 under the 2000 LTIP and nor will he receive any awards under the New LTIP. The special option grant Mr. Klatsky received was for 1,750,000 shares of Common Stock. The grant was intended to recognize value created for the Company and its stockholders by virtue of the Company's acquisition of Calvin Klein, in which Mr. Klatsky played a principal role. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements—Bruce Klatsky" for additional information.

        Mr. Klatsky has announced that he will relinquish the title and responsibilities of Chief Executive Officer on the date of the meeting and retire at the end of the current fiscal year. Mr. Weber has been named to succeed Mr. Klatsky as Chief Executive Officer. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements—Mark Weber and Emanuel Chirico" for additional information.

  Federal Income Tax Deductibility of Executive Compensation

        Section 162(m) of the Code limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers (as defined in the Exchange Act), is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the deductibility limit. Compensation paid or received under the 2000 Bonus Plan, the 2000 LTIP and the Company's stock option plans, and compensation paid under the New Plans, is intended to satisfy the requirements for full deductibility. Nonetheless, the Compensation Committee recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible and has done so, such as with the Chief Executive Officer's current base salary.

Stock Ownership

        To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company, including the executive officers, may acquire Common Stock through the AIPs, subject to certain limitations on the amount an employee can contribute to or hold in the PVH Stock Fund. Many of the Company's executive officers have a significant portion of their AIP accounts invested in the PVH Stock Fund.

Compensation Committee

David A. Landau, Chairman
Marc Grosman

PERFORMANCE GRAPH

        The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the Russell 2000 Index and the S&P Apparel, Accessories and Luxury Goods Index for the five fiscal years ended January 30, 2005.

Comparison of 5 Year Cumulative
Total Return

Value of $100.00 invested after five years:
Phillips-Van Heusen Corporation Common Stock	$391.58
Russell 2000 Index	$129.57
S&P Apparel, Accessories and Luxury Goods Index	$192.42

Total Return To Shareholders
(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE Years Ending
Company / Index
	2/4/01	2/3/02	2/2/03	2/1/04	1/30/05
PHILLIPS-VAN HEUSEN	104.19	-17.59	4.61	48.86	49.43
RUSSELL 2000	0.53	-2.82	-21.38	58.03	6.75
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS	36.25	13.73	-14.82	16.99	24.61
		INDEXED RETURNS Years Ending
Company / Index	Base Period 1/30/00
		2/4/01	2/3/02	2/2/03	2/1/04	1/30/05
PHILLIPS-VAN HEUSEN	100	204.19	168.28	176.04	262.05	391.58
RUSSELL 2000	100	100.53	97.69	76.81	121.38	129.57
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS	100	136.25	154.96	132.00	154.42	192.42

AUDIT COMMITTEE REPORT

        The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company's financial statements and express an opinion on the financial statements based on their audit. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

        As part of its oversight of the Company's financial statements and reporting process, the Audit Committee has met and held discussions with Company management, the Company's internal auditing staff and Ernst & Young LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors, the auditors' independence from the Company and its management. The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 30, 2005, as filed with the SEC. The Committee also has recommended, subject to stockholder approval, the selection of the Company's independent auditors.

        The members of the Audit Committee reviewed on a quarterly basis the Company's earnings releases and, as applicable, its quarterly reports on Form 10-Q and annual report on Form 10-K. In addition, the Committee met quarterly with Company management and the Company's independent auditors to discuss the earnings releases.

Audit Committee

Bruce Maggin, Chairperson
Edward H. Cohen
Marc Grosman

APPROVAL OF PERFORMANCE INCENTIVE BONUS PLAN

Introduction and Board Recommendation

        On April 14, 2005, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, the Performance Incentive Bonus Plan effective with respect to the fiscal year of the Company beginning on January 31, 2005. Stockholder approval is needed so that awards paid to executive officers under the New Bonus Plan can qualify as performance-based compensation and be tax deductible by the Company under Section 162(m) of the Code. Approval of the New Bonus Plan requires the affirmative vote of a majority of votes cast on the proposal at the meeting.

        The following summary of certain features of the New Bonus Plan is qualified in its entirety by reference to the full text of the Plan, which is Exhibit A to this Proxy Statement.

         The Board of Directors recommends a vote FOR the adoption of the Performance Incentive Bonus Plan.

Nature and Purposes of the Performance Incentive Bonus Plan

        The purposes of the New Bonus Plan are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries, to attract new senior executive employees and to provide additional incentive to such senior executive employees to promote the success of the business of the Company and its subsidiaries. The approximate number of persons currently eligible to participate in the Plan is 26.

Duration and Modification

        The New Bonus Plan is effective for fiscal years 2005 through 2009 and will terminate after payment of all bonuses, if any, earned with respect to the Company's fiscal year ending on January 31, 2010, unless the stockholders approve the continuation of the Plan no later than the date of the 2009 Annual Meeting of Stockholders. The Board (or committee administering the Plan) may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the Plan) may not amend the Plan, without the approval of the holders of a majority of the then outstanding shares of Company stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the Plan to "covered employees" (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

Administration of the Performance Incentive Bonus Plan

        The New Bonus Plan is administered by the Compensation Committee (or such other committee of the Board of Directors that the Board may designate from time to time (the "Plan Committee")). The Plan Committee must consist of two or more members of the Board of Directors who are intended to be "outside directors" within the meaning of Section 162(m) of the Code. The Plan Committee has the complete authority and discretion to administer and interpret the Plan, including to determine the participants in the Plan and establish the performance objectives for each fiscal year. The Plan Committee may delegate authority to the Chief Executive Officer of the Company to administer the Plan with respect to employees who are not, and are not reasonably expected to become, "covered employees." The members of the Plan Committee will not receive any additional compensation for any service in connection with the administration of the Plan. Members of the Compensation Committee receive a fee of $2,000 for each Committee meeting attended and the Chairman (other than a Chairman who is a Series B Director) receives an additional annual fee of $5,000 for serving as the Chairman of the Committee.

Determination of Participation, Performance Objectives and Bonuses

        Within 90 days after the commencement of each fiscal year, the Plan Committee is required to determine the executives of the Company and its subsidiaries who will be participants in the New Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for a participant to be eligible to receive a bonus. Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle's length. Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance objectives may be established at Company, subsidiary or business unit levels. Historically, the Committee has established performance objectives based upon the achievement of earnings targets, with respect to the Company, for participants with corporate responsibilities and, for a subsidiary, division or business unit, for participants who are responsible for a subsidiary, division or business unit. If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the last day of the performance cycle. Threshold, plan and maximum targets are established for each performance cycle and bonus percentages are established for the achievement of each of the targets. The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded. If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as a bonus may differ among participants. No bonus is earned if the participant's threshold target is not achieved. The maximum bonus payable to any participant for a fiscal year is $4,000,000.

Payment of Bonuses

        Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Plan Committee certifies that the performance criteria have been satisfied.

        If a participant dies or a change in control (as defined in the Plan document) occurs during a performance cycle the participant or his or her estate will receive the target level bonus for such cycle, pro rated to reflect the portion of the cycle worked by the participant, within 30 days of the triggering event. If a participant becomes disabled or retires during a performance cycle, the participant or his or her estate will receive the bonus, if any, that would have otherwise been payable to the participant for such cycle, pro rated to reflect the portion of the cycle worked by the participant. If a participant has "good reason" protection under his or her employment agreement that permits him or her to terminate employment under circumstances tantamount to a constructive termination without cause (and receive the same treatment as if he or she was terminated without cause) and the participant terminates for good reason after the end of a performance cycle, the Committee has the discretion to make an award under the Plan. In all other cases, a participant must be employed by the Company on the payment date therefor or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award.

Federal Income Tax Consequences of the Payment of Bonuses

        The following discussion of the Federal income tax consequences of the payment of bonuses under the New Bonus Plan is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

        Ordinary income will be recognized by a participant at the time he or she receives payment of a bonus under the New Bonus Plan. This ordinary (compensation) income will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

        The Company generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

Benefits to be Received Upon Approval

        The benefits which a participant will receive in the event that the New Bonus Plan is approved by the stockholders or which would have been received had the Plan been in effect during fiscal 2004 cannot be determined because the goals to be achieved are set annually, receipt of bonuses is dependent on achievement of such goals, the size of a bonus is dependent on the extent to which goals are achieved, the formula for calculating the bonus can change from year-to-year and the receipt of a bonus is subject to a vesting period under certain circumstances.

        Proxies received in response to this solicitation will be voted FOR the Performance Incentive Bonus Plan unless otherwise specified in a proxy.

APPROVAL OF LONG-TERM INCENTIVE PLAN

Introduction and Board Recommendation

        On April 14, 2005, the Compensation Committee adopted, subject to stockholder approval, the Long-Term Incentive Plan effective with respect to the fiscal year of the Company beginning on January 31, 2005. Stockholder approval is needed so that awards paid to executive officers under the New LTIP can qualify as performance-based compensation and be tax deductible by the Company under Section 162(m) of the Code. Approval of the New LTIP requires the affirmative vote of a majority of votes cast on the proposal at the Annual Meeting of Stockholders.

        The following summary of certain features of the New LTIP is qualified in its entirety by reference to the full text of the Plan, which is Exhibit B to this Proxy Statement.

         The Board of Directors recommends a vote FOR the adoption of the Long-Term Incentive Plan.

Nature and Purposes of the Long-Term Incentive Plan

        The purposes of the New LTIP are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries and to provide inducement for such senior executive employees to promote the success of the business of the Company and its subsidiaries. The Company's "executive officers," as defined under the Exchange Act, are the only persons eligible to participate in the New LTIP. The Company currently has six executive officers.

Duration and Modification

        The New LTIP is effective for fiscal years 2005 through 2009 and will terminate after payment of all awards earned thereunder with respect to the performance cycle ending on January 31, 2010, unless the stockholders approve the continuation of the Plan, no later than the date of the 2009 Annual Meeting of Stockholders. The Board or the committee administering the New LTIP may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the New LTIP) may not amend the New LTIP, without the approval of the holders of a majority of the then outstanding shares of Company stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the New LTIP to "covered employees" (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

Administration of the Long-Term Incentive Plan

        The New LTIP is administered by the Compensation Committee of the Board or such other committee designated by the Board. The committee designated by the Board to administer the New LTIP is designated annually and must consist of two or more members of the Board of Directors who are intended to be "outside directors" within the meaning of Section 162(m) of the Code. The administrative committee has the complete authority and discretion to administer and interpret the New LTIP, including to establish the performance objectives for each performance cycle. The members of the administrative committee will not receive additional compensation for service in connection with the administration of the New LTIP. Members of the Compensation Committee receive a fee of $2,000 for each Committee meeting attended and the Chairman (other than a Chairman who is a Series B Director) receives an additional $5,000 annual fee for serving as the Chairman of the Committee.

Determination of Participation, Performance Objectives and Awards

        Within 90 days after the commencement of each performance cycle, the administrative committee is required to determine the performance objectives with respect to such performance cycle. Performance cycles are a three fiscal year period, or other period of at least 13 months, established by the Committee. Performance objectives are based upon earnings per share growth, return on equity performance or other performance criteria established by the administrative committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates or joint ventures. Performance objectives may be established at Company, subsidiary or business unit levels. Threshold, plan and maximum targets are established for each performance cycle, and awards are established for the achievement of each of the targets. Awards are based upon a percentage of a participant's base salary. The percentage is lowest for achievement of the threshold targets and is highest if the maximum targets are achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is an interpolation between the percentage for the two targets. The percentage of base salary that a participant can earn as an award can differ among the participants. No awards are earned if the threshold targets are not satisfied. The maximum award that may be made to any participant with respect to any performance cycle is $5,000,000.

Payment of Awards

        If a participant earns an award with respect to a performance cycle, he or she will receive his or her award in the form of a single sum cash payment no later than 30 days following the Plan Committee's certification that the performance objectives have been achieved.

        If a participant dies or there is a change in control (as defined in the Plan document) during a performance cycle, the participant or his or her estate will receive the target level award, pro rated to reflect the portion of the performance cycle worked by the participant. Such award will be paid within 30 days of the triggering event. If a participant becomes disabled, retires or is fired without cause during a performance cycle and, in the case of retirement or termination without cause, at least one year of the cycle has elapsed, the participant will receive the award, if any, that would have been payable to the participant for the performance cycle, pro rated to reflect the actual portion of the performance cycle worked. If a participant has "good reason" protection under his or her employment agreement that permits him or her to terminate employment under circumstances tantamount to a constructive termination without cause (and receive the same treatment as if he or she was terminated without cause), the Committee has the discretion to make an award under the New LTIP. In all other cases, a participant must be employed by the Company on the payment date therefor or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award.

Federal Income Tax Consequences of the Payment of Awards

        The following discussion of the Federal income tax consequences of the payment of awards under the New LTIP is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

        Ordinary income will be recognized by a participant at the time he or she receives payment of an award under the New LTIP. This ordinary (compensation) income will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

        The Company generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

Benefits to be Received Upon Approval

        The benefits which a participant will receive in the event that the New LTIP is approved by the stockholders or which would have been received had the Plan been in effect during the 2004 fiscal year cannot be determined because the goals to be achieved are different for each performance cycle and may be based on different performance criteria, the receipt of awards is dependent on achievement of such goals over the three-year performance cycle, the size of an award is dependent on the extent to which goals are achieved and the formula for calculating awards can change from performance cycle to performance cycle.

        Approval of the New LTIP requires the affirmative vote of the holders of a majority of the votes present in person or by proxy at the meeting.

        Proxies received in response to this solicitation will be voted FOR the Long-Term Incentive Plan unless otherwise specified in a proxy.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of January 30, 2005 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans—the 1997 Option Plan, the 2000 Option Plan and the 2003 Option Plan—as well as under the 1987 Option Plan. The 1987 Option Plan has expired, so no further option grants may be made thereunder, but valid options to purchase Common Stock granted thereunder are still outstanding. All of the foregoing plans were approved by the Company's stockholders and the Company has no equity compensation plans that were not approved by the stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,215,887	$15.06	2,919,911
Equity compensation plans not approved by security holders

	6,215,887	$15.06	2,919,911

SELECTION OF AUDITORS

        The Audit Committee has selected Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year ending January 29, 2006. Although stockholder ratification of the Audit Committee's selection is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending February 4, 2007, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year.

        It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

        The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in a proxy.

Fees Paid to Auditors

        The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to the Company for the audit of the Company's annual financial statements for the fiscal years ended January 30, 2005 and February 1, 2004, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. All of such fees were pre-approved by the Audit Committee.

	Fiscal 2004	Fiscal 2003
Audit Fees[1]	$1,562,000	$1,267,000

Audit-Related Fees[2]	$164,500	$305,500

Tax Fees[3]	$91,300	$146,400

1
For fiscal 2004 and 2003, consists of fees for professional services performed for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory filing requirements. Fiscal 2004 includes fees for the Company's first year of compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Fiscal 2003 also includes fees for the Company's offering of $150,000,000 of 8 1/8% Senior Notes due 2013 and the subsequent registration of exchange notes for such notes on Form S-4. Fiscal 2004 and 2003 also include fees for audits of employee benefit plans.

2
Fiscal 2004 and 2003 include fees for advisory services associated with the Company's compliance requirement for Section 404 of the Sarbanes-Oxley Act of 2002. Fiscal 2003 includes fees for a post acquisition review of Calvin Klein.

3
Fiscal 2004 and 2003 include fees for services to assist the Company in its preparation of tax returns and for the provision of tax advice.

        The Audit Committee's revised charter requires the Committee to pre-approve at its meetings all auditing and non-audit services provided by the Company's outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting on or before January 2, 2006. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or before March 18, 2006 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

MISCELLANEOUS

        The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

        The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by the Company on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $6,500 plus expenses.

        Copies of the 2004 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

        The Company will provide, free of charge, to any stockholder a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 30, 2005 upon receipt of a written request addressed to:

    Treasurer
    Phillips-Van Heusen Corporation
    200 Madison Avenue
    New York, New York 10016-3903

        Stockholders may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the director who presides over the sessions of non-management directors). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York, 10016-3903.

By order of the Board of Directors,
MARK D. FISCHER Secretary
New York, New York May 2, 2005

EXHIBIT A

PHILLIPS-VAN HEUSEN CORPORATION
PERFORMANCE INCENTIVE BONUS PLAN

        1.     Purpose. The purposes of the Plan are to induce certain senior executive employees of the Company and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, to attract new individuals to enter into such employ and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

        2.     Definitions.

          (a)   Defined Terms.    The following words as used in the Plan shall have the meanings ascribed to each below.

        "Board" means the Board of Directors of the Company.

        "Cause" means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant's office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of "cause", the definition contained therein shall govern.

        "Change in Control" means the first to occur of the following events:

        (1)   Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), becomes (A) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

        (2)   Individuals who, as of the date hereof, constitute the Board (such Board, and any Board consisting of individuals who hereafter replace such individuals or otherwise join the Board in accordance with the terms of the proviso to this sentence, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (3)   Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination or to the extent that such Business Combination has been approved within 30 days thereafter by at least a majority of the Incumbent Board, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

        (4)   The approval by the stockholders of the Company of a complete liquidation or a dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

        "Company" means Phillips-Van Heusen Corporation, a Delaware corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fiscal Year" means each fiscal year of the Company, as set forth in the Company's books and records.

        "Participant" means each senior executive officer of the Company or a Subsidiary designated by the Committee to participate in the Plan from time to time, as provided herein.

        "Performance Cycle" means each Fiscal Year or such shorter period as may be designated by the Company from time to time.

        "Performance Objective" means any one or more of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance Objectives may be established at Company, subsidiary or business unit levels. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

        "Person" means person such as term is used in Sections 3(a)(9) and 13(d) of the Exchange Act.

        "Plan" means the Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as set forth herein and as may be amended from time to time.

        "Retirement" means the termination of a Participant's employment with the Company and all of its Subsidiaries (A) other than for Cause or by reason of his or her death and (B) on or after the earlier to occur of (x) the first day of the calendar month in which his or her 65th birthday shall occur and (y) the date on which he shall have attained his or her 55th birthday and completed 10 years of employment with the Company and/or any of its Subsidiaries.

        "Subsidiary" has the meaning ascribed to such term in Section 424(f) of the Code.

          (b)   Interpretation.

      (i)
      The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

      (ii)
      Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

      (iii)
      All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

      (iv)
      The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

        3.     Effective Date. The Plan became effective on April 21, 2005, subject to the ratification of the Plan by the Company's stockholders.

        4.     Eligibility. Participation in the Plan with respect to any Performance Cycle shall be available only to such senior executive employees of the Company and/or one or more of its Subsidiaries as may be designated by the Committee.

        5.     Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board. To the extent the Committee is taking action with respect to an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that the Committee would be comprised solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committees, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

        6.     Administration.

          (a)   Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance

  Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any bonus. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee in its sole discretion shall resolve any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual's willful misconduct.

          (b)   The Chief Executive Officer of the Company, subject to such conditions, restrictions and limitations as may be imposed by the Committee, may administer the Plan with respect to employees of the Company or a Subsidiary whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and who are not "executive officers" for purposes of Section 303A of the New York Stock Exchange Listed Company Manual. Any actions duly taken by the Chief Executive Officer with respect to the administration of the Plan and the qualification for and payment of bonuses to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

        7.     Determination of Participation, Performance Criteria and Bonuses.

          (a)   Participation and Performance Criteria. The Committee shall determine who the Participants for each Performance Cycle will be and establish the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to be eligible to receive a bonus for such Performance Cycle, within 90 days of the commencement of such Performance Cycle, or if less, prior to the expiration of 25% of the length of such Performance Cycle.

          (b)   Performance Objectives. The Committee shall establish three targets for each Performance Cycle for the Performance Objectives established by the Committee. The three targets shall consist of a threshold (below which no bonus shall be payable), a plan level and a maximum level (above which no additional bonus shall be payable).

          (c)   Bonus Percentages. At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the bonus percentage payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum level of the applicable Performance Objective is attained. If a level achieved falls between two of the target levels, a Participant shall receive a bonus based on a straight line interpolation between the bonuses for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The bonus percentages represent the percentage of a Participant's base salary that he or she shall be entitled to receive as a bonus if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum bonus percentages that may be established for any Performance Cycle. Bonus percentages may differ from Participant to Participant in any Performance Cycle and a Participant's bonus percentages may change from year to year, but with respect to each Participant for each Performance Cycle, the bonus percentage for attaining the maximum level of the applicable Performance Objective shall exceed the bonus percentage for attaining the plan level of the applicable Performance Objective, which, in turn, shall exceed the bonus percentage for attaining the threshold level of the applicable Performance Objective. In determining the bonus percentage for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his past, present and potential contribution to the Company and its Subsidiaries, his seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

          (d)   Termination of Employment During or After Performance Cycle.

    i)
    If a Participant's employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the bonus that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

    ii)
    If a Participant's employment terminates during a Performance Cycle for which he was determined to be Participant by reason of his or her disability, such Participant shall receive the bonus, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

    iii)
    If a Participant's employment terminates during a Performance Cycle by reason of his or her Retirement, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

    iv)
    If a Participant's employment terminates during a Performance Cycle by reason of his or her discharge without Cause, such Participant shall receive no bonus for such Performance Cycle.

    v)
    If a Participant's employment terminates after the end of a Performance Cycle but prior to the date of payment of a bonus due to his or her death, disability, Retirement or termination without Cause, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

    vi)
    If a Participant's employment terminates after the end of a Performance cycle but prior to the date of payment of a bonus for any reason which would constitute good reason under the terms of the Participant's employment agreement, if any, with the Company or a Subsidiary, the Committee shall have complete discretion in determining whether a bonus will be paid to such Participant, and, if a bonus is determined to be payable, the amount of such bonus.

          (e)   Determination of Bonuses. The Committee shall determine whether any Performance Objective targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the bonus percentage such Participants are entitled to no later than the end of the first quarter of the Performance Cycle immediately subsequent to the Performance Cycle with respect to which the bonuses were earned. With respect to bonuses intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the bonus that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

          (f)    Change In Control. Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive a bonus equal to the bonus payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

          (g)   Absolute Maximum Bonus. Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any fiscal year may not exceed $4,000,000.

          (h)   Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the bonus intended to be paid. With respect to any bonus intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the bonus to fail to qualify as performance-based compensation.

        8.     Payment.

          (a)   Timing. Payment of any bonus to a Participant shall be made (i) in the case of a bonus payable in accordance with Section 7(d)(i), within 30 days of the Participant's death, (ii) in the case of a bonus payable in accordance with the provisions of Section 7(d)(ii), (iii), (v) or (vi) within 30 days following the Committee's determination and certification pursuant to Section 7(e) that the applicable targets for the preceding Performance Cycle were achieved, that the bonus was earned and what bonus percentage the Participant is entitled to or (iii) in the case of a bonus payable in accordance with the provisions of Section 7(f), within 30 days of the Change in Control.

          (b)   Forfeiture. Except as otherwise set forth in Section 7(d) or in the case of a Change of Control, in order to remain eligible to receive a bonus, a Participant must be employed by the Company on the payment date.

          (c)   Form of Payment. All bonuses payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

        9.     General Provisions of the Plan.

          (a)   Term of the Plan. The Plan shall be effective with respect to Fiscal Years 2005 through 2009 and shall terminate upon the payment of all bonuses, if any, earned with respect to Fiscal Year 2009, unless the holders of a majority of the shares of the Company's Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2009 Annual Meeting of Stockholders shall approve the continuation of the Plan.

          (b)   Amendment and Termination. Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company's Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company's stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to "covered employees" (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

          (c)   Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

          (d)   Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

        10.   No Right of Continued Employment. Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

        11.   No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any bonuses paid under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        12.   Miscellaneous.

          (a)   Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company's assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

          (b)   Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

          (c)   Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

EXHIBIT B

PHILLIPS-VAN HEUSEN CORPORATION
LONG-TERM INCENTIVE PLAN

        1.    Purpose.    The purposes of the Plan are to induce executive officers (as defined in the Exchange Act) of the Company to remain in the employ of the Company and its Subsidiaries and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

        2.    Definitions.

  (a)
  Defined Terms. The following words as used in the Plan shall have the meanings ascribed to each below.

        "Award" means a benefit payabl.e under the Plan, as provided herein.

        "Board" means the Board of Directors of the Company.

        "Cause" means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant's office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of "cause", the definition contained therein shall govern.

        "Change in Control" means the first to occur of the following events:

        (1)   Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), becomes (A) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

        (2)   Individuals who, as of the date hereof, constitute the Board (such Board, and any Board consisting of individuals who hereafter replace such individuals or otherwise join the Board in accordance with the terms of the proviso to this sentence, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (3)   Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination or to the extent that such Business Combination has been approved within 30 days thereafter by at least a majority of the Incumbent Board, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

        (4)   The approval by the stockholders of the Company of a complete liquidation or a dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

        "Company" means Phillips-Van Heusen Corporation, a Delaware corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fiscal Year" means each fiscal year of the Company, as set forth in the Company's books and records.

        "Participant" means each of the executive officers of the Company designated by the Committee to participate in the Plan from time to time.

        "Performance Cycle" means a three-year period commencing on the first day of a Fiscal Year and ending on the last day of the second subsequent Fiscal Year, or such other period (not to be less than 13 months) as may be designated by the Committee from time to time.

        "Performance Objective" means any of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates or joint ventures. Performance Objectives may be established at Company, subsidiary or business unit levels. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, including, without limitation, in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

        "Person" means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

        "Plan" means the Phillips-Van Heusen Corporation Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

        "Retirement" means the termination of a Participant's employment with the Company and all of its Subsidiaries (i) other than for Cause or by reason of his or her death and (ii) on or after the earlier to occur of (A) the first day of the calendar month in which his or her 65th birthday shall occur and (B) the date on which he or she shall have attained his or her 55th birthday and completed 10 years of employment with the Company and/or any of its Subsidiaries.

        "Subsidiary" has the meaning ascribed to such term in Section 424(f) of the Code.

  (b)    Interpretation.

    (i)
    The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

    (ii)
    Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

    (iii)
    All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

    (iv)
    The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

        3.    Effective Date.    The Plan became effective April 21, 2005, subject to approval by the Company's stockholders.

        4.    Eligibility.    Participation in the Plan with respect to any Performance Cycle shall be available only to such executive officers of the Company as may be designated by the Committee.

        5.    Committee.    The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board each of whom it is intended would be "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

        6.    Administration.    Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any Award. Any determination made by the Committee under the Plan shall be final and conclusive. Any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder shall be resolved by the Committee in its sole discretion. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual's willful misconduct.

        7.    Determination of Participation, Performance Criteria and Bonuses.

        (a)   Participation and Performance Criteria. The Committee shall determine who the Participants for each Performance Cycle will be and shall select the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to receive an Award for such Performance Cycle, within 90 days of the commencement of such Performance Cycle.

        (b)   Performance Targets. The Committee shall establish three targets for each Performance Cycle for the Performance Objectives established by the Committee. The three targets shall consist of a threshold level (below which no Award shall be payable), a plan level and a maximum level (above which no additional Award shall be payable).

        (c)   Award Percentages. At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the Award payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum target level is attained. If a level achieved falls between two of the target levels, a Participant shall receive an Award based on a straight line interpolation between the Awards for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The Award represents the percentage of a Participant's base salary on the last day of the Performance Cycle that he or she shall be entitled to receive as an Award if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum Award that may be established for any Performance Cycle. Awards may differ from Participant to Participant in any Performance Cycle and a Participant's Award may change from year to year, but with respect to each Participant for each Performance Cycle, the Award for attaining the maximum level of the applicable Performance Objective shall exceed the Award for attaining the plan level of the applicable Performance Objective, which, in turn, shall exceed the Award for attaining the threshold level of the applicable Performance Objective. In determining the Award for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his or her past, present and potential contribution to the Company and its Subsidiaries, his or her seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

        (d)   Termination of Employment During or After Performance Cycle.

          (i)    If a Participant's employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the Award that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

          (ii)   If a Participant's employment terminates during a Performance Cycle for which he or she was determined to be Participant by reason of his or her disability, such Participant shall receive the Award, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

          (iii)  If a Participant's employment terminates during a Performance Cycle by reason of his or her Retirement or discharge without Cause, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant; provided, however, that in the case of a Participant who retires or is discharged without Cause prior to 12 months following the commencement of a Performance Cycle, no Award shall be payable.

          (iv)  If a Participant's employment terminates during a Performance Cycle or after the end of a Performance Cycle but prior to the date of payment of an Award for any reason which would constitute grounds for the Participant to voluntarily terminate his or her employment for "good reason" under the terms of the Participant's employment agreement, if any, with the Company or a Subsidiary, the Committee shall have complete discretion in determining whether an Award will be paid to such Participant, and, if an Award is determined to be payable, the amount of such Award.

          (v)   If a Participant's employment terminates after the end of a Performance Cycle but prior to the date of payment of an Award due to his or her death, disability, Retirement or termination without Cause, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

        (e)   Determination of Awards. The Committee shall determine whether any targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the Awards, if any, to which such Participants are entitled no later 90 days subsequent to the last day of the Performance Cycle with respect to which such Awards were earned. With respect to Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the Award that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

        (f)    Change in Control. Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive an Award equal to the Award payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

        (g)   Absolute Maximum Award. Notwithstanding any other provision in the Plan to the contrary, the maximum Award that may be paid to any Participant under the Plan in any fiscal year may not exceed $5,000,000.

        (h)   Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the Award intended to be paid. With respect to any Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the Award to fail to qualify as performance-based compensation.

        8.    Payment.

        (a)   Timing. Payment of any Award determined under Section 7 shall be paid (i) in the case of an Award payable in accordance with Section 7(d)(i), within 30 days of the date of the Participant's death, (ii) in the case of an Award payable in accordance with the provisions of Section 7(d)(ii), (iii), (iv) or (v), within 30 days following the Committee's determination and certification to performance results as set forth in Section 7(e) or (iii) in the case of an Award payable in accordance with the provisions of Section 7(f), within 30 days of the Change in Control.

        (b)   Forfeiture. Except as otherwise set forth in Section 7(d) or in the case of a Change of Control, in order to remain eligible to receive an Award, a Participant must be employed by the Company on the payment date.

        (c)   Form of Payment. All Awards payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

        9.    General Provisions of the Plan.

        (a)   Term of the Plan. The Plan shall be effective with respect to Performance Cycles commencing in 2005 through 2009 and shall terminate upon the payment of all Awards, if any, earned with respect to the Performance Cycle commencing in 2009, unless the holders of a majority of the shares of the Company's Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2009 Annual Meeting of Stockholders shall approve the continuation of the Plan.

        (b)   Amendment and Termination. Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company's Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company's stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to "covered employees" (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

        (c)   Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

        (d)   Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

        10.    No Right of Continued Employment.    Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

        11.    No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any Awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        12.    Miscellaneous.

        (a)   Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company's assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

        (b)   Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        (c)   Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PHILLIPS-VAN HEUSEN CORPORATION
200 Madison Avenue
New York, New York 10016-3903

        BRUCE J. KLATSKY and MARK WEBER, or either of them, with power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 14, 2005, and any adjournments thereof, on the matters printed on the reverse side.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

              •    FOR the election of all of the nominees for director;
              •    FOR the approval of the Company's Performance Incentive Bonus Plan;
              •    FOR the approval of the Company's Long-Term Incentive Plan; and
              •    FOR the appointment of auditors.

PHILLIPS-VAN HEUSEN CORPORATION P.O. BOX 11287 NEW YORK, NY 10203-0287

(Continued, and to be dated and signed on the other side.)

☐                                                                          DETACH PROXY CARD HERE

Mark, sign, date and return the proxy card promptly using the enclosed envelope.	☒ To vote, fill in (X) with black or blue ink only.

The Board recommends a vote FOR proposals 1, 2, 3 and 4:

1. Election of the nominees for director listed below:	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
NOMINEES:	EMANUEL CHIRICO, EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN, BRUCE J. KLATSKY, HARRY N.S. LEE, BRUCE MAGGIN, HENRY NASELLA, RITA M. RODRIGUEZ and MARK WEBER

(Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
	FOR	AGAINST	ABSTAIN
2. Approval of the Company's Performance Incentive Bonus Plan.	☐	☐	☐	5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
3. Approval of the Company's Long-Term Incentive Plan.	☐	☐	☐	To change your address, please mark this box.	☐
4. Appointment of auditors.	☐	☐	☐	To include any comments, please mark this box.	☐
S C A N L I N E
NOTE: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.	Date	Share Owner sign here	Co-Owner sign here

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PHILLIPS-VAN HEUSEN CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PHILLIPS-VAN HEUSEN CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS June 14, 2005
GENERAL INFORMATION
VOTING INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST . FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS— AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return
AUDIT COMMITTEE REPORT
APPROVAL OF PERFORMANCE INCENTIVE BONUS PLAN
APPROVAL OF LONG-TERM INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS EQUITY COMPENSATION PLAN INFORMATION
SELECTION OF AUDITORS
SUBMISSION OF STOCKHOLDER PROPOSALS
MISCELLANEOUS
PHILLIPS-VAN HEUSEN CORPORATION PERFORMANCE INCENTIVE BONUS PLAN
PHILLIPS-VAN HEUSEN CORPORATION LONG-TERM INCENTIVE PLAN